SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D. C.  20549



                             FORM 8-K/A


                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 14, 1994

                  BEDFORD PROPERTY INVESTORS, INC.
       (Exact name of Registrant as specified in its charter)


Maryland                      1-12222                  68-0306514
(State or other             (Commission            (I.R.S. Employer
 jurisdiction of             File Number)            Identification
 incorporation)                                      Number)

270 Lafayette Circle, Lafayette, California                 94549
(Address of principal executive offices)               (Zip Code)

Registrant telephone number, including area code:  510-283-8910

     The undersigned Registrant hereby amends and supplements its Report on Form 8-K, dated January 14, 1994, by adding the following thereto:

Item 2.  Acquisitions or Dispositions of Assets

     On January 14, 1994, Bedford Property Investors, Inc., completed the sale of its 152,000 square foot Texas Bank North office building located in San Antonio, Texas to A.S., Inc. The cash sale price was $8.5 million and produced a gain of approximately $1.2 million.


Item 7.  Financial Statements and Exhibits

  Pro Forma Financial Information

     Pro forma financial information showing the effects resulting from the January 14, 1994, sale of Texas Bank
     North are being presented herein (see attachment.)

          10.9 Sale Contract for Texas Bank North

          99.4  Press Release dated January 18, 1994

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                         BEDFORD PROPERTY INVESTORS, INC.



                         By:_____________________________
                              Donald A. Lorenz
                              Executive Vice President and
                              Chief Financial Officer

Date:    November 8, 1995

                              Bedford Property Investors, Inc.
                       Pro Forma Consolidated Statement of Operations
                            For the Year Ended December 31, 1993
                                         (Unaudited)
                          (in thousands, except per share amounts)

                                                   Sale of
                              Acquired              Texas
               Consolidated  Properties Properties   Bank    Pro Forma      Pro Forma
                Historical      (1)      Sold (2)   North (9) Adjustments  Consolidated
Rental Income     $7,207       $4,240    $(2,566)  $(1,679)   $ (537) (3)    $6,665
Operating
 Expenses          2,520        1,379     (1,204)     (678)     (143) (3)     1,874
Real Estate
 Taxes               840          474       (311)     (163)      (28) (3)       812
Depreciation and
 Amortization      2,250            -     (1,233)     (503)      258 (3)(4)      772
  Income from
   Property
   Operations      1,597        2,387        182      (335)     (624)         3,207
General and
 Administrative
 Expense          (1,399)           -          -         -         -         (1,399)
Interest Income           136                  -         -          -       -                  136
Interest
 Expense            (620)        (733) (5)    827 (5)    363 (5)   -           (163)
Income from
 Joint Ventures         2,533                  -     (2,533)       -    2,533   (7)     2,533

  Income (Loss)
   Before Gains
   on Sales        2,247        1,654      (1,524)      28     1,909          4,314
Gains on Sales
 of Real Estate
 Investments        900             -       (900)      485      (333)(6)        152
 Net Income      $3,147        $1,654    $(2,424)   $  513    $1,576         $4,466

Income (Loss) Per
 Common Share     $0.53         $0.28     $(0.41)    $0.09     $0.26          $0.75

(See accompanying notes)

                   Bedford Property Investors, Inc.
                 Pro Forma Consolidated Balance Sheet
                       As of December 31, 1993
                             (Unaudited)
                            (in thousands)

                                                        Sale
                                                         of
                                           Acquired     Texas
                           Consolidated   Properties     Bank       Pro Forma
                             Historical       (8)      North(9)   Consolidated
Assets:
  Real Estate Investments       $41,225     $7,627    $(10,130)      $38,722
  Less Accumulated
   Depreciation                  (5,263)         -       3,023        (2,240)
  Real Estate Investments,
   Net                         35,962        7,627      (7,107)       36,482
  Cash                          4,930            -       8,075        13,005
  Other Assets                  2,115         (250)       (189)        1,676
    Total Assets              $43,007       $7,377    $    779       $51,163

Liabilities:
  Bank Loan Payable           $ 3,621       $7,237    $      -       $10,858
  Accounts Payable and
   Accrued Expenses             1,465            -        (162)        1,303
  Dividend Payable                418            -           -           418
  Acquisition Payable           1,500            -           -         1,500
  Other Liabilities               562          140         (58)          644
    Total Liabilities           7,566        7,377        (220)       14,723

Stockholders' Equity:
  Common Stock                     60            -           -            60
  Additional Paid-In
   Capital                    107,147            -           -       107,147
  Accumulated Losses and
   Distributions in Excess
   of Net Income              (71,766)           -         999       (70,767)

  Total Stockholders'
   Equity                      35,441            -         999        36,440

  Total Liabilities and
   Stockholders' Equity       $43,007       $7,377    $    779       $51,163

Notes to Pro Forma Consolidated Financial Statements (dollars in thousands)

(1) The unaudited pro forma consolidated statement of operations reflects the acquisitions of Mariner Court, 1000 Town Center Drive, and Woodlands II, and the sales of Texas Bank North, Point West Place, University Tower, and the Edison Square partnerships as if such transactions had occurred on January 1, 1993. The Company acquired Mariner Court on January 5, 1994, 1000 Town Center on December 30, 1993, and Woodlands II on August 25, 1993, and sold Texas Bank North on January 14, 1994, Point West Place on October 1, 1993, University Tower on August 18, 1993, and the Edison Square partnerships on May 31, 1993. The actual results of operations of 1000 Town Center Drive and Woodlands II for the period subsequent to acquisition, which are included in the Company's historical consolidated statement of operations, are eliminated by pro forma adjustments to the Company's historical results of operations.

The combined historical statement of operations for the year ended December 31, 1993, for these three acquired properties are as follows:

                                   1000
                                   Town
                        Mariner   Center    Woodlands    Acquired
                         Court     Drive        II      Properties

Rental Income           $1,738    $932       $1,570       $4,240
Operating Expenses         539     423          417        1,379
Real Estate Taxes          132     207          135          474
  Income from
  Property Operations     $1,067  $302       $1,018       $2,387

(2) The unaudited pro forma consolidated statement of operations reflects the elimination of the actual results of operations of Point West Place, University Tower, and the Edison Square partnerships from January 1, 1993 through their respective dates of sale.

(3) Adjusted to deduct the actual results of operations of 1000 Town Center Drive and Woodlands II from the respective dates of acquisitions by the Company (December 30, 1993 and August 25, 1993, respectively) to December 31, 1993, which results of operations are included in the Company's historical consolidated statement of operations.

(4) Adjusted to reflect pro forma straight-line depreciation and amortization for the year ended December 31, 1993, for the three acquired properties as follows:

                                  Pro Forma Depreciation
                                     and Amortization

          Mariner Court                      $ 98
          1000 Town Center Drive               75
          Woodlands II                        132
                     Total                   $305

The above amounts consist of pro forma depreciation on the buildings located at the properties for the year ended December 31, 1993.
Depreciation has been calculated utilizing the straight-line method and an estimated useful life of 45 years.

(5) Reflects additional borrowings of $11,126 on January 1, 1993, under the Credit Facility in conjunction with the acquisition of Mariner Court and 1000 Town Center Drive at a weighted assumed borrowing rate of 6.59%. The acquisition of Woodlands II was funded from the sale proceeds of University Tower. These additional borrowings resulted in additional pro forma interest expense of $733. An increase in the interest rate of .125% would result in additional interest of $14.

     The proceeds from the sale of University Tower of $14,834 were utilized to fund the acquisition of Woodlands Tower II ($6,668) and to repay amounts outstanding under the Credit Facility. The proceeds from the sale of Point West place of $6,964 were utilized to repay mortgage loans of $5,113 and to repay amounts outstanding under the Credit Facility. The proceeds from the sale of Texas Bank North of $8,289 were utilized to repay amounts outstanding under the Credit Facility.
A pro forma adjustment has been calculated on the mortgage loans at an interest rate of 9.2% and on the Credit Facility at a weighted assumed borrowing rate of 6.59%, resulting in an interest savings of $1,190.

(6) Adjusted to reflect the gain on the sales of Point West Place and University Tower as of January 1, 1993; the actual dates of sale were October 1, 1993 and August 18, 1993, respectively.

(7) Adjusted to reflect the gains on sale of the Edison Square partnerships as of January 1, 1993; the actual date of sale was May 31, 1993.

(8) the unaudited pro forma consolidated balance sheet reflects the acquisition of Mariner Court as of December 31, 1993. The Company acquired Mariner Court on January 5, 1994.

The combined balance sheet as of December 31, 1993 for Mariner Court is as follows:

                                  Mariner Court
Assets:
  Real Estate Investments            $7,627
  Other Assets                         (250)
    Total Assets                     $7,377

Liabilities:
  Bank Loans Payable                 $7,237
  Acquisitions Payable                    -
  Other Liabilities                     140
    Total Liabilities                $7,377

(9) Reflects the sale of Texas Bank North on December 31, 1993. The Company sold Texas Bank North on January 14, 1994.